UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2025

First Eagle Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01642	87-6975595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1345 Avenue of the Americas
New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 698-3300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, the Board appointed Seth Gelman to the position of Interim Chief Compliance Officer of First Eagle Private Credit Fund (the “Fund”), effective as of April 30, 2025. Mr. Gelman will serve as Interim Chief Compliance Officer of the Fund until his successor has been duly elected and qualified, or until the earlier of his death, resignation or removal.

Mr. Gelman, age 49, has served as Managing Director and Chief Compliance Officer of First Eagle Investment Management, LLC since 2023 and currently serves as Chief Compliance Officer for the First Eagle Funds, First Eagle Variable Funds, First Eagle Credit Opportunities Fund and First Eagle Real Estate Debt Fund. Prior to joining First Eagle, Mr. Gelman spent over 5 years as the Chief Compliance Officer at Insight Investment North America and 8 years as the Chief Compliance Officer and Regulatory Counsel for Brookfield Asset Management’s public securities and registered fund businesses in the US and United Kingdom. Mr. Gelman has over 20 years of compliance experience and is a frequent speaker at industry seminars and conferences. He holds a BA from the University of Florida and a JD from the University of Miami School of Law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: April 30, 2025	By:	/s/ Sabrina Rusnak-Carlson
	Name:	Sabrina Rusnak-Carlson
	Title:	General Counsel and Secretary